UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 3, 2011
PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Anderson Hill Road
Purchase, New York 10577
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     PepsiCo Senior Notes Offering
     On May 3, 2011, PepsiCo, Inc. (“PepsiCo”) announced an offering of $750,000,000 aggregate principal amount of its floating rate notes due 2013 (the “2013 Floating Rate Notes”) and $1,000,000,000 aggregate principal amount of its 2.500% senior notes due 2016 (the “2016 Notes” and together with the 2013 Floating Rate Notes, the “Notes”). Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc. were joint bookrunners for the offering of the Notes.
     The public offering price of the 2013 Floating Rate Notes was 100% of the principal amount and the public offering price of the 2016 Notes was 99.907% of the principal amount. PepsiCo is expected to receive net proceeds of approximately $1,740,000,000, after deducting underwriting discounts and estimated offering expenses payable by PepsiCo after reimbursement. PepsiCo intends to use the net proceeds for general corporate purposes. The Notes were offered and sold pursuant to a Terms Agreement (the “Terms Agreement”) dated May 3, 2011 (incorporating the Underwriting Agreement Standard Provisions dated May 3, 2011) among PepsiCo and the representatives of the several underwriters, under PepsiCo’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-154314), filed with the Securities and Exchange Commission (the “SEC”) on October 15, 2008. PepsiCo has filed with the SEC a prospectus supplement, dated May 3, 2011, together with the accompanying prospectus, dated October 15, 2008, relating to the offer and sale of the Notes.
     The Notes are expected to be issued on May 10, 2011 pursuant to an Indenture (the “Indenture”) dated as of May 21, 2007 between PepsiCo and The Bank of New York Mellon, as Trustee. The 2013 Floating Rate Notes will bear interest at the rate of LIBOR plus 8 basis points, with interest payable on February 10, May 10, August 10 and November 10 of each year, beginning on August 10, 2011, and will mature on May 10, 2013. The 2016 Notes will bear interest at the rate of 2.500% per year, with interest payable on May 10 and November 10 of each year, beginning on November 10, 2011, and will mature on May 10, 2016. PepsiCo will be able to redeem some or all of the 2016 Notes at any time and from time to time at the greater of 100% of the principal amount of the Notes being redeemed and the discounted present value of such Notes, discounted at the corresponding U.S. Treasury rate plus 10 basis points. The Notes will be unsecured obligations of PepsiCo and will rank equally with all of PepsiCo’s other unsecured senior indebtedness. The Indenture also contains customary event of default provisions.
     The above description of the Terms Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Terms Agreement, the Indenture and the forms of Notes. Each of the Terms Agreement and the forms of 2013 Floating Rate Notes and 2016 Notes is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively. The Board of Directors resolutions authorizing PepsiCo’s officers to establish the terms of the Notes are attached as Exhibit 4.3 hereto. The Indenture was previously filed as Exhibit 4.3 to the Registration Statement.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
1.1	Terms Agreement dated May 3, 2011 (incorporating the Underwriting Agreement Standard Provisions dated May 3, 2011) among PepsiCo and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as representatives of the several underwriters named therein.

4.1	Form of Floating Rate Note due 2013.

4.2	Form of 2.500% Senior Note due 2016.

4.3	Board of Directors Resolutions Authorizing PepsiCo’s Officers to Establish the Terms of the Notes.

24	Power of Attorney executed by Indra K. Nooyi, Hugh F. Johnston, Peter A. Bridgman, Shona L. Brown, Ian M. Cook, Dina Dublon, Victor J. Dzau, Ray L. Hunt, Alberto Ibargüen, Arthur C. Martinez, Sharon Percy Rockefeller, James J. Schiro, Lloyd G. Trotter and Daniel Vasella.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2011	PepsiCo, Inc.
	By:	/s/ Thomas H. Tamoney, Jr.
Thomas H. Tamoney, Jr.
Senior Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Terms Agreement dated May 3, 2011 (incorporating the Underwriting Agreement Standard Provisions dated May 3, 2011) among PepsiCo and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as representatives of the several underwriters named therein.

4.1	Form of Floating Rate Note due 2013.

4.2	Form of 2.500% Senior Note due 2016.

4.3	Board of Directors Resolutions Authorizing PepsiCo’s Officers to Establish the Terms of the Notes.

24	Power of Attorney executed by Indra K. Nooyi, Hugh F. Johnston, Peter A. Bridgman, Shona L. Brown, Ian M. Cook, Dina Dublon, Victor J. Dzau, Ray L. Hunt, Alberto Ibargüen, Arthur C. Martinez, Sharon Percy Rockefeller, James J. Schiro, Lloyd G. Trotter and Daniel Vasella.